Exhibit 1.13

Amendment to Equity Distribution Agreement

Dated as of March 17, 2015

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Reference is hereby made to the Equity Distribution Agreement dated November 16, 2012, as amended on July 21, 2014 (the “Equity Distribution Agreement”), among Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), and Wells Fargo Securities, LLC (the “Agent”). Capitalized terms used herein and not defined have the respective meanings set forth in the Equity Distribution Agreement.

The Equity Distribution Agreement contemplates the offering and sale of Securities pursuant to the Company’s registration statement on Form S-3 (File No. 333-197526). The Company has filed with the Commission (i) an automatic shelf registration statement on Form S-3 (File No. 333-202799) relating to, among other things, the Company’s Common Stock (which new registration statement became effective upon the filing thereof with the Commission on the date hereof) and (ii) a prospectus supplement dated March 17, 2015 relating to the Securities and an accompanying prospectus dated March 16, 2015.

The parties hereto hereby agree that, from and after the date hereof, the second paragraph of Section 1 of the Equity Distribution Agreement shall be replaced in its entirety with the following:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-202799), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Wells Fargo Securities, for use by Wells Fargo Securities, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.”

The parties hereto hereby further agree that the Equity Distribution Agreement, as amended hereby, shall remain in full force and effect.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this agreement, along with all counterparts, will become a binding agreement between the Agent, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

HUDSON PACIFIC PROPERTIES, INC.

By:	/s/ Mark T. Lammas
Name: Mark T. Lammas
Title: Chief Financial Officer

HUDSON PACIFIC PROPERTIES, L.P.

By:	Hudson Pacific Properties, Inc., as the General Partner

	By:	/s/ Mark T. Lammas
Name: Mark T. Lammas
Title: Chief Financial Officer

Accepted:

WELLS FARGO SECURITIES LLC

By:	/s/ Elizabeth DiChiaro
Authorized Representative